Exhibit 10(iii)(A)(3)

THE INTERPUBLIC GROUP OF COMPANIES, INC. 2009 PERFORMANCE INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the “Company”), hereby grants to the Participant named below an award (the “Award”) of Restricted Stock Units (“RSUs”), payable in cash and/or shares, based on the value of the corresponding number of shares of the Company’s common stock (the “Shares”). The terms and conditions of the Award are set forth in this Award Agreement (the “Agreement”) and in The Interpublic Group of Companies, Inc. 2009 Performance Incentive Plan (the “Plan”), which is attached hereto as Exhibit A.

RESTRICTED STOCK UNIT AWARD AGREEMENT

Date of Award	Participant’s Name
Number of RSUs
Vesting of RSUs	[Vesting criteria to be inserted, which may include vesting upon satisfaction of performance criteria determined by the Committee. Except as set forth in the Plan, vesting shall not occur during the first year following the Date of Grant].
Payment Date	Subject to the vesting conditions set forth herein and the terms of the Plan, the payment date shall occur during the calendar year prescribed by Section 6(f) of the Plan, no later than March 15th of such calendar year.

The terms of the Plan are incorporated herein by reference. All capitalized terms that are not defined in this Agreement have the meanings set forth in the Plan. In case of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

Please review the rest of this Agreement and the Plan document, and execute the Agreement where indicated below.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Fabrizio Alcobe-Fierro

Vice President, Global Compensation

I have read this Agreement and the Plan, and I understand and agree to their terms and conditions.

Participant’s Signature, to be provided electronically

THE INTERPUBLIC GROUP OF COMPANIES, INC. 2009 PERFORMANCE INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

The following terms and conditions supplement the terms of the Plan:

Amount of RSU Payment	Payment of vested RSUs shall be made at the time set forth in the cover page. The amount of the payment shall be equal to the fair market value on the payment date of one Share multiplied by the number of the Participant’s RSUs. For purposes of the preceding sentence, the fair market value of one Share shall be the closing price of a Share on the last trading day immediately preceding the payment date. [Form of payment for the vested RSUs may be made in cash, Shares or a combination.]
Tax Withholding	As set forth in the Plan, the Company may be required to withhold income and employment taxes with respect to this Award. In any event, the Participant remains responsible at all times for paying any income and employment taxes with respect to this Award. If the Participant relocates to another country, the Participant is responsible for notifying the Company of such relocation and is responsible for compliance with all applicable tax requirements. Neither the Company nor any of its affiliates are responsible for any liability or penalty relating to taxes (including excise taxes) on compensation (including imputed compensation) or other income attributed to the Participant (or a Beneficiary) pursuant to this Agreement, whether as a result of the Participant failing to make timely payments of tax or otherwise.
Dividends	This Award confers no rights on the Participant as a shareholder of the Company. Accordingly, the Participant is not entitled to any dividends with respect to RSUs.
Interpretation and Construction	This Agreement and the Plan shall be construed and interpreted by the Committee, in its sole discretion. Any interpretation or other determination by the Committee (including, but not limited to, correction of any defect or omission and reconciliation of any inconsistency in the Agreement or the Plan) shall be binding and conclusive.
Entire Understanding	This Agreement and the terms of the Plan constitute the entire understanding between the Participant and the Company and its Affiliates regarding this Award. Any prior agreements, commitments, or negotiations concerning this Award are superseded.